Exhibit 99.1

NextGen Healthcare Reports Fiscal 2023 First Quarter Results

ATLANTA – July 26, 2022 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative, cloud-based healthcare technology solutions, today announced its operating results for the fiscal first quarter ended June 30, 2022.

Fiscal 2023 First Quarter Highlights

•	Total revenue was $153.3 million compared to $146.1 million for the same period a year ago, or 5% growth.
•	Recurring revenue was $139.8 million compared to $132.4 million for the same period a year ago, or 6% growth. Recurring revenue accounted for 91% of total revenue.
•

Subscription services revenue was $42.8 million compared to $38.3 million for the same period a year ago, or 12% growth. This growth reflects solid demand for NextGen Office, Mobile, Telehealth, and other services.

•	Bookings, which reflects annual contract value, was $39.2 million compared to $34.3 million for the same period a year ago, or 14% growth.
•	Fully diluted net income per share was $0.02 compared to $0.04 for the same period a year ago.
•	On a non-GAAP basis, fully diluted earnings per share was $0.16 compared to $0.25 for the same period a year ago.

“Fiscal first quarter results reflect continued solid execution and strong overall demand, as reflected in both bookings growth and subscription services revenue growth,” said David Sides, President and Chief Executive Officer of NextGen Healthcare. “We continue to invest prudently in each of our three domains; Enterprise, Office and Insights, and are on track with our long-term goals. In addition, our focused efforts in corporate development and portfolio management are moving forward as we recently sold certain, non-strategic, dental-related assets. NextGen Healthcare has started off the fiscal year with positive momentum and is well positioned to execute on our growth agenda.”

After giving effect for the sale of select dental assets, our outlook for fiscal 2023 is now as follows:

•	Revenue is between $621 million and $633 million, from between $628 million and $640 million
•	Adjusted EBITDA is between $109 million and $114 million, from between $111 million and $116 million
•	Non-GAAP earnings per share is between $0.92 and $0.98, from between $0.95 and $1.01

Conference Call Information

NextGen Healthcare will host a conference call today at 5:00 p.m. EST to discuss operating results from its fiscal 2023 first quarter. Shareholders and interested participants may listen to a live broadcast of the call by dialing 800-225-9448 or 203-518-9708 for international callers and referencing participant code NXGNQ123 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements we make regarding our fiscal year 2023 outlook, financial and operating results, strategic priorities, growth initiatives and expected capital expenditures. These forward-looking statements are based on the current beliefs, expectations, and assumptions of the Company's management relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). The words “positioned,” “proposed,” “potential,” “project,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate, “strategy,” “expectations,” “future,” “likely,” “may,” “should,” “will,” variations thereof or similar expressions are intended to identify such forward-looking statements.

Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements, including but not limited to: changes in laws and regulations applicable to our business; changes in market conditions and receptivity to our services and offerings; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; our ability to attract new partners and successfully capture new opportunities; our ability to develop and grow partner relationships; our ability to attract and retain key employees; our ability to anticipate or respond quickly to market changes, execute our strategy and manage growth; the impact of litigation and governmental and regulatory agency investigations; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; the impact of the COVID-19 pandemic on our operations and demand for our services; impact of breaches or failures of the Company’s information security measures or unauthorized access to a customer’s data; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions.  Additional discussion of these and other risks, uncertainties and factors affecting our business is contained in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-

GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2023 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates free cash flow as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense and related costs, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows. Non-GAAP adjusted EBITDA margin is calculated as non-GAAP adjusted EBITDA divided by total revenues. The Company calculates Rule of 40 as annual revenue growth rate plus non-GAAP adjusted EBITDA margin.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and dental providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Relations Contact

Tami Andrade

(949) 237-6083

tandrade@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2022	2021
Revenues:
Recurring	$139,759	$132,381
Software, hardware, and other non-recurring	13,543	13,703
Total revenues	153,302	146,084
Cost of revenue:
Recurring	62,244	57,160
Software, hardware, and other non-recurring	10,676	7,497
Amortization of capitalized software costs and acquired intangible assets	7,134	8,084
Total cost of revenue	80,054	72,741
Gross profit	73,248	73,343
Operating expenses:
Selling, general and administrative	49,034	48,486
Research and development costs, net	21,795	19,321
Amortization of acquired intangible assets	705	881
Impairment of assets	524	382
Restructuring costs	—	539
Total operating expenses	72,058	69,609
Income from operations	1,190	3,734
Interest income	46	12
Interest expense	(330)	(317)
Other expense, net	(5)	(22)
Income before provision for (benefit of) income taxes	901	3,407
Provision for (benefit of) income taxes	(247)	559
Net income:	$1,148	$2,848
Net income per share:
Basic	$0.02	$0.04
Diluted	$0.02	$0.04
Weighted-average shares outstanding:
Basic	67,588	67,175
Diluted	68,283	67,799

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$40,361	$59,829
Restricted cash and cash equivalents	8,054	6,918
Accounts receivable, net	77,279	76,057
Contract assets	25,464	25,157
Income taxes receivable	7,367	6,507
Prepaid expenses and other current assets	34,011	37,102
Total current assets	192,536	211,570
Equipment and improvements, net	8,326	9,120
Capitalized software costs, net	47,602	43,958
Operating lease assets	9,707	11,316
Deferred income taxes, net	19,187	19,259
Contract assets, net of current	1,729	1,910
Intangibles, net	21,817	24,303
Goodwill	267,212	267,212
Other assets	39,879	39,026
Total assets	$607,995	$627,674
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,042	$9,125
Contract liabilities	63,094	61,280
Accrued compensation and related benefits	25,967	48,736
Income taxes payable	363	99
Operating lease liabilities	7,946	8,089
Other current liabilities	45,187	53,533
Total current liabilities	157,599	180,862
Deferred compensation	7,181	7,230
Operating lease liabilities, net of current	9,794	11,934
Other noncurrent liabilities	4,562	4,570
Total liabilities	179,136	204,596
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; issued and outstanding 68,064 and 67,075 shares at June 30, 2022 and March 31, 2022, respectively	704	692
Treasury stock, at cost, 2,318 shares and 2,170 shares at June 30, 2022 and March 31, 2022, respectively	(38,379)	(35,874)
Additional paid-in capital	337,071	329,917
Accumulated other comprehensive loss	(1,937)	(1,909)
Retained earnings	131,400	130,252
Total shareholders' equity	428,859	423,078
Total liabilities and shareholders' equity	$607,995	$627,674

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,148	$2,848
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized software costs	5,354	5,866
Amortization of debt issuance costs	127	127
Amortization of other intangibles	2,486	3,099
Deferred income taxes	—	28
Depreciation	1,292	2,108
Excess tax benefit from share-based compensation	(411)	(176)
Impairment of assets	524	382
Loss on disposal of equipment and improvements	41	38
Loss on foreign currency exchange rates	6	—
Non-cash operating lease costs	914	1,628
Provision for bad debts	241	639
Share-based compensation	8,766	6,412
Changes in assets and liabilities:
Accounts receivable	(1,464)	3,407
Contract assets	(126)	(919)
Accounts payable	5,829	(4,334)
Contract liabilities	1,814	(582)
Accrued compensation and related benefits	(22,668)	(21,964)
Income taxes	(191)	464
Deferred compensation	(49)	743
Operating lease liabilities	(2,085)	(2,676)
Other assets and liabilities	(6,193)	3,175
Net cash provided by (used in) operating activities	(4,645)	313
Cash flows from investing activities:
Additions to capitalized software costs	(8,998)	(5,538)
Additions to equipment and improvements	(455)	(1,002)
Net cash used in investing activities	(9,453)	(6,540)
Cash flows from financing activities:
Proceeds from issuance of shares under employee plans	2,068	671
Repurchase of common stock	(2,505)	—
Payments for taxes related to net share settlement of equity awards	(3,668)	(2,969)
Net cash used in financing activities	(4,105)	(2,298)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(129)	—
Net decrease in cash, cash equivalents, and restricted cash	(18,332)	(8,525)
Cash, cash equivalents, and restricted cash at beginning of period	66,747	78,575
Cash, cash equivalents, and restricted cash at end of period	$48,415	$70,050

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended June 30,
	2022	2021
Recurring revenues:
Subscription services	$42,759	$38,284
Support and maintenance	39,138	38,486
Managed services *	30,645	27,908
Transactional and data services *	27,217	27,703
Total recurring revenues	139,759	132,381

Software, hardware, and other non-recurring revenues:
Software license and hardware	6,199	7,214
Other non-recurring services	7,344	6,489
Total software, hardware and other non-recurring revenues	13,543	13,703

Total revenues	$153,302	$146,084

Recurring revenues as a percentage of total revenues	91.2%	90.6%

* Beginning in fiscal year 2023, to align the presentation of disaggregated revenue with the manner in which management reviews such information, the presentation of disaggregated revenues by major revenue categories was revised to reclassify revenues related to patient pay services and certain other services from the managed services category into the transactional and data services category, which replaced the prior EDI and data services category. The prior period presentation of revenues disaggregated by major revenue categories and by occurrence in the tables below have been reclassified to conform with current period presentation.

Refer to our Investor Relations website at http://investor.nextgen.com for the revised tables of revenue disaggregated by major revenue categories and by occurrence for each interim reporting period within the fiscal years ended March 31, 2022 and 2021.

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,
	2022	2021
Income before provision for income taxes - GAAP	$901	$3,407
Non-GAAP adjustments:
Amortization of acquired intangible assets	2,486	3,099
Amortization of deferred debt issuance costs	127	127
Impairment of assets	524	382
Restructuring costs	—	539
Shareholder disputes and related costs, net of insurance	121	4,858
Share-based compensation	8,766	6,412
Other non-run-rate expenses*	407	2,719
Total adjustments to GAAP income before provision for income taxes:	12,431	18,136
Income before provision for income taxes - Non-GAAP	13,332	21,543
Provision for income taxes	2,666	4,309
Net income - Non-GAAP	$10,666	$17,234
Diluted net income per share - Non-GAAP	$0.16	$0.25
Weighted-average shares outstanding (diluted):	68,283	67,799

* Other non-run-rate expenses for the three months ended June 30, 2022 consist of $257 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

Other non-run-rate expenses for the three months ended June 30, 2021 consist primarily of $470 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,249 of severance and other costs related to the departure of the former Chief Executive Officer.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities	$(4,645)	$313
Additions to capitalized software costs	(8,998)	(5,538)
Additions to equipment and improvements	(455)	(1,002)
Free cash flow	$(14,098)	$(6,227)

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended June 30,
	2022	2021
Income from operations - GAAP	$1,190	$3,734
Non-GAAP adjustments:
Amortization of acquired intangible assets	2,486	3,099
Impairment of assets	524	382
Restructuring costs	—	539
Shareholder disputes and related costs, net of insurance	121	4,858
Share-based compensation	8,766	6,412
Other non-run-rate expenses*	407	2,719
Total adjustments to GAAP income from operations	12,304	18,009
Income from operations - Non-GAAP	13,494	21,743
Amortization of capitalized software costs	5,354	5,866
Depreciation	1,292	2,108
Depreciation and Amortization - Non-GAAP	6,646	7,974
Adjusted EBITDA - Non-GAAP	$20,140	$29,717
Total revenues	$153,302	$146,084
Adjusted EBITDA margin - Non-GAAP	13.1%	20.3%

* Other non-run-rate expenses for the three months ended June 30, 2022 consist of $257 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

Other non-run-rate expenses for the three months ended June 30, 2021 consist primarily of $470 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan and $2,249 of severance and other costs related to the departure of the former Chief Executive Officer.

A reconciliation of adjusted EBITDA for each interim reporting period within the fiscal years ended March 31, 2022 and 2021 may be accessed through our Investor Relations website at http://investor.nextgen.com.